UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 5, 2012

Date of Earliest Event Reported: June 1, 2012

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On June 1, 2012, the Company completed a second closing of a private placement pursuant to which it sold 106,667 shares of its Common Stock (the “Common Stock”) at a price of $1.50 per share, for aggregate proceeds to the Company of $160,000. Together with the initial closing of the Company’s private placement of Common Stock that occurred on March 23, 2012, as disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2012, the Company has issued a total of 840,003 shares of its Common Stock for aggregate proceeds to the Company of $1,260,005 in the private placement to date. The Company expects to use the net proceeds of this offering for general working capital and to fund acquisitions and investments.

All shares of Common Stock were issued and sold solely to accredited investors pursuant to a form of Common Stock Subscription Agreement filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2012, which is incorporated herein by reference.

The Company’s issuance of the shares of Common Stock was exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Sections 4(2) of the Securities Act of 1933, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D. The recipients of these securities took such securities for investment purposes without a view to distribution. Furthermore, they each had access to information concerning the Company and its business prospects; there was no general solicitation or advertising for the purchase of the securities; and the securities are restricted pursuant to Rule 144.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: June 5, 2012	By:	Harold Montgomery

Harold Montgomery
Chief Executive Officer

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